SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
August 19, 2010 (August 13, 2010)

DYNEGY INC.

DYNEGY HOLDINGS INC.
 (Exact name of registrant as specified in its charter)

Delaware Delaware	001-33443 000-29311	20-5653152 94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06       Material Impairments.

On August 13, 2010, Dynegy Inc. (“Dynegy”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Denali Parent Inc., a Delaware corporation (“Parent”), and Denali Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into Dynegy (the “Merger), with Dynegy surviving the Merger as a wholly owned subsidiary of Parent.  Both Parent and Merger Sub are affiliates of Blackstone Capital Partners V L.P.

Concurrently with the execution of the Merger Agreement, Merger Sub entered into a Purchase and Sale Agreement (the “NRG PSA”) with NRG Energy, Inc., a Delaware corporation (“NRG”), pursuant to which NRG will, at the effective time of the Merger, acquire the Casco Bay, Moss Landing, Morro Bay, South Bay and Oakland facilities currently owned by Dynegy and its wholly owned subsidiary Dynegy Holdings Inc.  (“DHI”), for cash consideration of approximately $1.36 billion (the “NRG Sale”).

Closing of the Merger is subject to customary conditions, including (i) the approval by the holders of a majority of the outstanding shares of Dynegy’s common stock, (ii) the expiration or early termination of the applicable waiting period under the Hart−Scott−Rodino Antitrust Improvements Act, (iii) approval from the Federal Energy Regulatory Commission, (iv) approval, or a determination that no approval is required, of the New York Public Service Commission, and (v) satisfaction of certain other customary conditions.  In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the conditions to the obligations of Merger Sub and NRG to effect the NRG Sale (other than the closing of the Merger) as well as NRG’s readiness to consummate the NRG Sale in conjunction with the consummation of the Merger. NRG is an intended third−party beneficiary of the Merger Agreement and has the right to specifically enforce the rights and obligations of Parent, Merger Sub and Dynegy under the Merger Agreement to the extent such rights relate to the assets being sold pursuant to the NRG PSA. Assuming all necessary conditions are satisfied, which cannot be guaranteed, the proposed transactions are expected to close in the fourth quarter 2010.

Impairment.  As a result of the Merger Agreement and NRG PSA, there is now an expectation that it is more likely than not the facilities subject to the NRG PSA will be disposed of before the end of their previously estimated useful lives, requiring us to perform an impairment analysis.  Based on the terms of the NRG PSA and the recent impairment analysis of the impact of the PSA on the recoverability of the carrying value of our long-lived assets, we would expect to record a net pre-tax loss related to the sale of these assets, inclusive of impairment charges, of approximately $315 to $340 million.  We expect that a pre-tax impairment charge of approximately $140 million will be recorded in the third quarter of 2010 to reduce the carrying value of our Casco Bay facility to its fair value.  If there are no additional impairment charges recorded in the third quarter of 2010, we expect to record an additional pre-tax loss related to the sale of these assets of approximately $175 million upon closing of the proposed transactions.  The actual losses and impairment charges recorded could differ materially from these estimates based on various factors, including failure to satisfy closing conditions, changes to working capital adjustments and additional costs incurred in connection with the sale of these assets pursuant to the NRG PSA.

Valuation Allowance.  Upon closing of the Merger, a change in ownership of Dynegy’s stock may impact Dynegy’s and DHI’s ability to fully utilize their federal net operating loss carry forwards (“NOLs”) under Section 382 of the Internal Revenue Code.  As a result, if the proposed transactions close, Dynegy and DHI may be required to record a valuation allowance with respect to certain of their deferred tax assets.  At June 30, 2010, Dynegy’s and DHI’s net operating loss deferred tax asset attributable to their previously incurred federal NOLs was approximately $179 million and $159 million, respectively.

The information regarding the Merger Agreement and NRG PSA set forth under Item 1.01 on Form 8-K filed August 13, 2010 is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements.”  All statements included or incorporated by reference herein, other than statements of historical fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements.  These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements.  You can identify these statements by the fact that they do not relate strictly to historical or current facts.  They use words such as “anticipate”, “estimate”, “project”, “forecast”, “plan”, “may”, “will”, “should”, “expect” and other words of similar meaning.  In particular, these include, but are not limited to, statements relating to the following: uncertainties associated with the proposed Merger and NRG Sale, including uncertainties relating to the anticipated timing of filings and approvals relating to the transactions, the expected timing of completion of the transactions, the ability to complete the transactions and the final amount of any impairment charges.

Any or all of our forward-looking statements may turn out to be wrong.  They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond our control.

WHERE YOU CAN FIND MORE INFORMATION

In connection with the Merger Agreement, Dynegy will prepare a proxy statement to be filed with the SEC.  When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of Dynegy.  BEFORE MAKING ANY VOTING DECISION, DYNEGY’S  STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER AGREEMENT CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Dynegy’s  stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  Dynegy’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Dynegy Inc., Attn: Corporate Secretary, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, telephone: (713) 507-6400, or from the Company’s website, http://www.dynegy.com.

PARTICIPANTS IN THE SOLICITATION

Dynegy and its directors and officers may be deemed to be participants in the solicitation of proxies from Dynegy’s stockholders with respect to the Merger Agreement.  Information about Dynegy’s directors and executive officers and their ownership of Dynegy’s common stock is set forth in the proxy statement for Dynegy’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2010.  Stockholders may obtain additional information regarding the interests of Dynegy and its directors and executive officers in the Merger, which may be different than those of Dynegy’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger Agreement, when filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: August 19, 2010	By:	/s/ Kent R. Stephenson
	Name:	Kent R. Stephenson
	Title:	Senior Vice-President and Deputy General Counsel
DYNEGY HOLDINGS INC. (Registrant)
Dated: August 19, 2010	By:	/s/ Kent R. Stephenson
	Name:	Kent R. Stephenson
	Title:	Senior Vice-President and Deputy General Counsel